UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of HBI and FBI and have been prepared to illustrate the financial effect of the merger of FBI with and into HBI. The following unaudited pro forma condensed combined financial statements combine the historical consolidated financial position and results of operations of HBI and its wholly owned subsidiary, Hawthorn Bank, and FBI and its wholly owned subsidiary, Farmers State Bank, as an acquisition by HBI of FBI using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes. Under the acquisition method of accounting, the assets and liabilities of FBI will be recorded by HBI at their respective fair values as of the date the merger is completed.
The unaudited pro forma condensed combined financial information should be read in conjunction with:
•the accompanying notes to the unaudited condensed combined pro forma financial information;
•the historical audited consolidated financial statements of HBI and the related notes included in HBI’s Annual Report on Form 10-K as of and for the year ended December 31, 2025 as filed with the SEC;
•the historical audited consolidated financial statements of FBI and the related notes as of and for the year ended December 31, 2025 as filed with the SEC;
•the historical unaudited interim consolidated financial statements of HBI and the related notes included in HBI’s Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2026 as filed with the SEC; and
•the historical unaudited interim consolidated financial statements of FBI and the related notes as of and for the three months ended March 31, 2026, as filed with the SEC.
The unaudited pro forma condensed combined balance sheet gives effect to the transaction as if the transaction had occurred on June 30, 2026. The unaudited pro forma condensed combined income statements for the six months ended June 30, 2026 and the year ended December 31, 2025 give effect to the transaction as if the transaction had become effective on January 1, 2025.
The pro forma financial statements are provided for informational purposes only. The pro forma financial statements are not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future. The pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the pro forma financial statements.
These unaudited pro forma condensed combined financial statements reflect the merger of FBI with and into HBI based upon estimated preliminary acquisition accounting adjustments. Actual adjustments will be made as of the effective date of the merger and, therefore, may differ from those reflected in the unaudited pro forma condensed combined financial statements.
The unaudited pro forma financial statements do not necessarily indicate the financial results of the combined company had the companies been combined at the beginning of the periods presented, nor do they necessarily indicate the results of operations in future periods or the future financial position of the combined company. The results of operations of the combined company will be reported prospectively following completion of the merger. Under the acquisition method of accounting, the assets and liabilities of FBI, as of closing, will be recorded by HBI at their estimated fair values and any excess of the merger consideration over the fair value of FBI’s net assets will be allocated to goodwill, if applicable.

HAWTHORN BANCSHARES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(in thousands)

	As of June 30, 2026
	HBI	FBI	Adjustments	Footnotes	Unaudited Pro Forma
ASSETS:
Cash and cash equivalents	$32,735	$15,640	$(19,754)	2(a)	$28,621
Investment securities	237,171	54,331	(82)	2(b)	291,420
Loans held for sale	152	—	—		152
Loans held for investment	1,416,360	303,464	(16,776)	2(c)	1,703,048
Allowance for credit losses	(20,730)	(1,877)	43	2(d)	(22,564)
Loans less allowance for credit losses	1,395,630	301,587	(16,733)		1,680,484
Premises and equipment, net	31,822	5,673	—		37,495
Foreclosed real estate, net	845	—	—		845
Goodwill	—	1,810	15,909	2(e)	17,719
Bank owned life insurance	41,040	—	—		41,040
Core deposit intangible	—	—	7,557	2(f)	7,557
Other assets	33,645	6,603	1,562	2(g)	41,810
Total assets	$1,773,040	$385,644	$(11,541)		$2,147,143
LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits
Non-interest bearing deposits	416,389	66,958	—		483,347
Interest-bearing deposits	1,071,800	276,648	(166)	2(h)	1,348,282
Total deposits	1,488,189	343,606	(166)		1,831,629
Senior notes	—	2,997	(2,997)	2(i)	—
Trust preferred securities	49,486	6,186	(1,668)	2(j)	54,004
Other borrowings	29,362	9,000	—		38,362
Other liabilities	23,209	911	—		24,120
Total liabilities	1,590,246	362,700	(4,831)		1,948,115
Stockholders' equity:
Common stock	7,555	427	(14)	2(k)	7,968
Surplus	76,691	2,764	13,057	2(k)	92,512
Retained earnings	118,034	26,410	(26,410)	2(l)	118,034
Accumulated other comprehensive loss, net of tax	(5,097)	(5,278)	5,278	2(l)	(5,097)
Treasury stock	(14,389)	(1,379)	1,379	2(l)	(14,389)
Total stockholders' equity	182,794	22,944	(6,710)		199,028
Total liabilities and stockholders' equity	$1,773,040	$385,644	$(11,541)		$2,147,143

HAWTHORN BANCSHARES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the Year Ended December 31, 2025
	HBI	FBI	Adjustments	Footnotes	Unaudited Pro Forma
INTEREST INCOME
Interest and fees on loans	$88,457	$16,099	$969	3(a)	$105,525
Interest on investment securities	7,657	1,882	734	3(b)	10,273
Federal funds sold and other interest-bearing deposits	1,123	—	—		1,123
Dividends on other investments	421	699	(556)	3(c)	564
Total interest income	97,658	18,680	1,147		117,485
INTEREST EXPENSE
Deposits	26,157	4,731	166	3(d)	31,054
Federal funds purchased and securities sold under agreements to repurchase and other	3	—	—		3
Federal Home Loan Bank advances	2,224	—	—		2,224
Subordinated notes and other borrowings	3,394	1,157	(96)	3(e)	4,455
Total interest expense	31,778	5,888	70		37,736
Net interest income	65,880	12,792	1,077		79,749
Provision for credit losses	360	106	—		466
Net interest income after provision for loan losses	65,520	12,686	1,077		79,283
NON-INTEREST INCOME
Service Charges and other fees	3,666	746	—		4,412
Bank card income and fees	3,897	812	—		4,709
Service Charges and other fees	2,050	—	—		2,050
Bank card income and fees	2,202	—	—		2,202
Service Charges and other fees	448	—	—		448
Bank card income and fees	(156)	—	—		(156)
Other	2,202	67	—		2,269
Total non-interest income	14,309	1,625	—		15,934
Investment securities gains, net	117	—	—		117
NON-INTEREST EXPENSE
Salaries and employee benefits	27,841	5,146	—		32,987
Occupancy expense, net	3,824	984	—		4,808
Furniture and equipment expense	2,877	—	—		2,877
Processing, network, and bank card expense	5,656	2,228	—		7,884
Legal, examination, and professional fees	1,698	—	—		1,698
Advertising and promotion	1,067	—	—		1,067
Postage, printing and supplies	1,349	—	—		1,349
Other	6,535	2,262	2,180	3(f)	10,977
Total non-interest income	50,847	10,620	2,180		63,647
Income before income taxes	29,099	3,691	(1,103)		31,687
Income tax expense (benefit)	5,298	795	(232)	3(g)	5,861
Net income	$23,801	$2,896	$(871)		$25,826
Basic earnings per share	$3.44				$3.52
Weighted average shares outstanding	6,932,000				7,345,101
Diluted earnings per share	$3.43				$3.51
Weighted average shares outstanding	6,942,192				7,355,293

HAWTHORN BANCSHARES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the Six Months Ended June 30, 2026
	HBI	FBI	Adjustments	Footnotes	Unaudited Pro Forma
INTEREST INCOME
Interest and fees on loans	$43,951	$8,281	$484	3(a)	$52,716
Interest on investment securities	3,697	951	366	3(b)	5,014
Federal funds sold and other interest-bearing deposits	886	—	—		886
Dividends on other investments	212	353	(278)	3(c)	287
Total interest income	48,746	9,585	572		58,903
INTEREST EXPENSE
Deposits	11,556	2,418	84	3(d)	14,058
Federal funds purchased and securities sold under agreements to repurchase and other	26	—	—		26
Federal Home Loan Bank advances	1,252	—	—		1,252
Subordinated notes and other borrowings	1,552	281	(48)	3(e)	1,785
Total interest expense	14,386	2,699	36		17,121
Net interest income	34,360	6,886	536		41,782
Provision for credit losses	311	48	—		359
Net interest income after provision for loan losses	34,049	6,838	536		41,423
NON-INTEREST INCOME
Service Charges and other fees	1,635	211	—		1,846
Bank card income and fees	1,925	415	—		2,340
Service Charges and other fees	991	—	—		991
Bank card income and fees	1,270	—	—		1,270
Service Charges and other fees	146	—	—		146
Bank card income and fees	302	—	—		302
Other	2,208	117	—		2,325
Total non-interest income	8,477	743	—		9,220
Investment securities gains, net	285	—	—		285
NON-INTEREST EXPENSE
Salaries and employee benefits	14,407	2,442	—		16,849
Occupancy expense, net	1,850	436	—		2,286
Furniture and equipment expense	1,561	—	—		1,561
Processing, network, and bank card expense	2,837	1,156	—		3,993
Legal, examination, and professional fees	1,746	—	—		1,746
Advertising and promotion	439	—	—		439
Postage, printing and supplies	501	—	—		501
Other	3,408	1,222	1,090	3(f)	5,720
Total non-interest income	26,749	5,256	1,090		33,095
Income before income taxes	16,062	2,325	(554)		17,833
Income tax expense (benefit)	2,993	613	(116)	3(g)	3,490
Net income	$13,069	$1,712	$(438)		$14,343
Basic earnings per share	$1.89				$1.96
Weighted average basic shares outstanding	6,896,644				7,309,745
Diluted earnings per share	$1.89				$1.96
Weighted average diluted shares outstanding	6,905,854				7,318,955

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1. Estimated Merger Costs

Estimated merger costs of $3.8 million (net of $0.8 million of taxes) are excluded from the pro forma financial statements. It is expected that these costs will be recognized over time. These cost estimates for both HBI and FBI are forward-looking. The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs. The current estimates of the merger costs, primarily comprised of anticipated cash charges, are as follows.

(Dollars in thousands)
Severance and Retention payments	$450
Vendor and system contracts terminations	862
Professional and legal fees	1,720
Other acquisition related expenses	1,659
Pre-tax merger costs	4,691
Taxes	(845)
Total merger costs	$3,846

Note 2. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheets

Transaction accounting adjustments include the following adjustments related to the unaudited pro forma combined balance sheet as of June 30, 2026, as follows:

(a) Represents total cash consideration paid in conjunction with the merger.

(b) Adjustment to reflect acquired securities at their estimated fair value based on quoted market prices or matrix pricing for similar instruments.
(c) Adjustment to reflect acquired loans at their estimated fair value, including current interest rates and liquidity, as well as the credit related adjustment for non-purchased credit-deteriorated (“non-PCD”) loans.
(d) Adjustments to the allowance for credit losses include the following:

(Dollars in thousands)
Reversal of historical FBI's allowance for credit loss	$1,877
Increase in allowance for credit losses for gross-up of estimated credit losses on loans	$(1,834)
43

(e) Adjustment to establish goodwill for amount of consideration paid in excess of fair value of assets received over liabilities assumed.

(f) Adjustment to reflect approximately $7.6 million of core deposit intangibles at the preliminary estimated fair value.

(g) Adjustment to recognize net deferred tax assets associated with the fair value adjustments recorded in the merger.

(h) Adjustment to reflect the estimate of fair value on time deposits.
(i) Adjustment to reflect paydown of senior borrowings
(j) Adjustment to reflect the estimate of fair value on trust preferred securities.
(k) Adjustment to reflect the elimination of the historical equity of FBI, net of the issuance of 413,101 shares of HBI, par value $1.00 per share, to shareholders of FBI. Value of the shares issued is based on the closing price for HBI common stock on June 30, 2026.
(l) Adjustments to reflect the elimination of the historical equity of FBI.

Note 3. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income

Transaction accounting adjustments include the following adjustments related to the unaudited pro forma combined income statements for the year ended December 31, 2025, and for the six months ended June 30, 2026, as follows:

(a) Adjustment reflects the yield adjustment for interest income on loans.

(b) Adjustment reflects the yield adjustment for interest income on investment securities

(c) Adjustment represents lost interest on cost of cash on the cash consideration paid at merger close.

(d) Adjustment reflects yield adjustment for interest expense on time deposits.

(e) Adjustment reflects yield adjustment for interest expense on trust preferred securities and other borrowings

(f) Adjustment reflects the net increase in amortization of other intangible assets for the acquired core deposit intangible asset and other restructuring costs. The cost savings expected from the merger are not reflected in the adjustment amount for Other Expenses.

(g) Adjustment represents income tax expense on the pro-forma adjustments at an estimated rate of 21.0%.

Note 4. Calculation of Estimated Merger Consideration and Preliminary Purchase Price Allocation

Estimated Merger Consideration

The total preliminary merger consideration is calculated as follows:

(Dollars in thousands)	June 30, 2026
Total preliminary estimated fair value of HBI common stock to be issued per merger agreement(1)	$16,234
Estimated cash consideration paid per merger agreement	14,000
Total estimated merger consideration	$30,234
(1)Represents the estimated fair value of 413,101 shares of HBI common stock to be issued to FBI shareholders pursuant to the merger agreement. This estimate is based on HBI's closing stock price of $39.30 as of June 30, 2026.

The total estimated merger consideration could significantly differ from the amounts presented in the unaudited pro forma financial statements due to fluctuations in HBI's common stock price up to the effective date.

Preliminary Purchase Price Allocation
The following table sets forth a preliminary allocation of the estimated merger consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of FBI based on FBI’s unaudited consolidated balance sheet as of June 30, 2026, with the excess recorded to goodwill:

(Dollars in thousands)	June 30, 2026
Total purchase consideration	$30,234
FBI Net Assets at Fair Value
Assets:
Cash and cash equivalents	9,886
Investment securities	54,249
Loans held for investment	286,688
Allowance for credit losses	(1,834)
Premises and equipment, net	5,673
Other intangible assets	7,557
Other assets	8,165
Total assets to be acquired	$370,384
Liabilities:
Deposits	$343,440
Trust preferred securities	4,518
Other borrowings	9,000
Other liabilities	911
Total liabilities to be assumed	$357,869
Net assets to be acquired	12,515
Preliminary goodwill	17,719

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER COMMON SHARE DATA
The historical per share data for HBI common stock and FBI common stock below has been derived from the unaudited interim consolidated financial statements of each of HBI and FBI as of and for the six months ended June 30, 2026 and the audited consolidated financial statements of each of HBI and FBI as of and for the year ended December 31, 2025, which, with respect to HBI, is incorporated by reference herein, or with respect to FBI, is included with this proxy statement/prospectus.
The unaudited pro forma combined per share data set forth below gives effect to the merger as if it had occurred on January 1, 2025, the beginning of the earliest period presented, in the case of continuing net income per share data, and as of June 30, 2026, in the case of book value per share data, assuming that each outstanding share of FBI common stock had been converted into shares of HBI common stock based on the exchange ratio of 0.4582 shares of HBI common stock for each share of FBI common stock. The unaudited pro forma combined per share data has been derived from the unaudited interim consolidated financial statements for each of HBI and FBI as of and for six months ended June 30, 2026 and the audited consolidated financial statements of each of HBI and FBI as of and for the year ended December 31, 2025.
The unaudited pro forma combined per share data has been derived using the acquisition method of accounting. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information. Accordingly, the pro forma adjustments reflect the assets and liabilities of FBI at their preliminary estimated fair values. Differences between these preliminary estimates and the final values in acquisition accounting will occur and these differences could have a material impact on the unaudited pro forma combined per share information set forth below.
The unaudited pro forma combined per share data does not purport to represent the actual results of operations that the combined company would have achieved had the merger been completed during these periods or to project the future results of operations that the combined company may achieve after the merger. The unaudited pro forma financial information also does not consider any potential impacts of current market conditions on revenues, potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors. The unaudited pro forma combined per share equivalent data set forth below shows the effect of the merger from the perspective of an owner of FBI common stock.

	HBI	FBI	Pro Forma Combined
Three months ended June 30, 2026
Basic earnings per share	$1.89	$9.04	$1.96
Diluted earnings per share	1.89	9.04	1.96
Cash dividends per share	0.42	1.00	0.42
Book value per common share as of June 30, 2026	$26.50	$121.21	$27.23
Year ended December 31, 2025
Basic earnings per share	$3.44	$15.30	$3.52
Diluted earnings per share	3.43	15.30	3.51
Cash dividends per share	0.78	4.00	0.78
Book value per common share as of December 31, 2025	$25.13	$115.05	$25.66

(1)The equivalent pro forma per share amounts of FBI were calculated based on pro forma combined amounts multiplied by the 0.4582 exchange ratio calculated as of the date hereof and based on 189,296 shares of FBI common stock issued and outstanding as of the date hereof. The exchange ratio is subject to certain adjustments as provided for in the merger agreement.
(2)Pro forma combined cash dividends declared are based upon HBI’s historical dividend payout ratios.